Schedule 14A Information

            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     140 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       ELECTROSOURCE, INC.

        (Name of Registrant as Specified in Its Charter)

                             -------

  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies: ______
     (2)  Aggregate number of securities to which transaction applies: ______
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:
     (4)  Proposed maximum aggregate value of transaction: ______
     (5)  Total fee paid: ________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ______
     (2)  Form, Schedule or Registration Statement No. ____
     (3)  Filing Party: _____
     (4)  Date Filed: ______




            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Electrosource, Inc. (the "Company") will be held at the San Marcos Activity Center, 501 East Hopkins, San Marcos, Texas, on June 22, 1999, at 10:00 o'clock A.M., Austin, Texas time, for the following purposes:

1.  To elect two of the eight members of the Board of Directors.

2. To consider and act upon a proposal to approve the adoption of the Company's 1999 Stock Option Plan.

3. To consider and act upon a proposal to approve the selection by the Board of Directors of Ernst & Young LLP as the firm of independent auditors to audit the accounts of the Company for the fiscal year ending December 31, 1999.

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Holders  of  record of Common Stock at the close of  business on  May  12, 1999, will be entitled to notice of and to  vote
    at  such  meeting or any adjournment thereof.   The  transfer
    books of the Company will not be closed.

    It is important that your shares be represented at this meeting in order that the presence of a quorum may be assured. Enclosed is a form of proxy that you are urged to sign and forward in the accompanying envelope, whether or not you expect to attend in person. Shareholders who attend the meeting in person may revoke their proxies and vote in person if they desire.

    All  Shareholders are cordially invited to attend the  Annual
    Meeting of Shareholders.





Austin, Texas                          William F. Griffin
May 24, 1999                           President


                         PROXY STATEMENT

                       GENERAL INFORMATION

             SOLICITATION AND REVOCATION OF PROXIES

      This Proxy Statement is furnished to Shareholders in connection with the solicitation of proxies by and on behalf of the management of ELECTROSOURCE, INC. (hereinafter referred to as the "Company," located at 2809 Interstate 35 South, San Marcos, Texas 78666), for use at the Annual Meeting of Shareholders of the Company, and at any adjournment thereof. The Annual Meeting will be held at 10:00 o'clock A.M., Austin, Texas time on June 22, 1999, at the San Marcos Activity Center, 501 East Hopkins, San Marcos, Texas 78666. When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any instructions noted thereon or, if no instructions are indicated, it will be voted for the election as directors of the two nominees named in this Proxy Statement, for the approval of the 1999 Stock Option Plan, and for the approval of the selection of auditors. Execution of a proxy confers discretionary authority to vote on any matter of which the Company did not have notice before February 25, 1999, with respect to the approval of minutes of the prior meeting (if such approval does not amount to ratification of the action taken at that meeting), with respect to the election of any person to any office for which a bona fide nominee is named in the Proxy Statement if such nominee is unable to serve or for good cause will not serve, with respect to any proposal omitted from this Proxy Statement and the Form of Proxy pursuant to Securities and Exchange Commission Rules 14a-8 or 14a-9, and with respect to matters incident to the conduct of the meeting.

     Any proxy given pursuant to this solicitation may be revoked by the Shareholder who has given it at any time before it is exercised.

     The close of business on May 12, 1999, has been fixed as the record date for determination of Shareholders entitled to notice of and to vote at the Annual Meeting. As of such date, there were issued and outstanding 9,721,631 shares of Common Stock, $1.00 par value per share, of the Company ("Common Stock") and no shares of the Company's Preferred Stock, $1.00 par value per share. Each Shareholder of record on such date is entitled to one vote for each share of Common Stock then held by such Shareholder.

     The costs of solicitation of proxies, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. Employees of the Company, at no additional compensation, may communicate with Shareholders to solicit their proxies. The Company has retained Harris Trust and Savings Bank, the Company's Transfer Agent, to distribute the proxy materials to Shareholders of record and to tabulate the vote. Brokers and others holding stock in their names, or in the names of nominees, may be requested to forward copies of the proxy soliciting material to beneficial owners and to seek authority for execution of proxies, and the Company will reimburse them for reasonable direct and indirect expenses incurred in connection with completing the mailing of annual reports and proxy statements to and the solicitation of proxies of beneficial owners at approved rates.

     The Company's Transfer Agent, Harris Trust and Savings Bank, provides the services of mailing labels, shareholder lists and vote tabulation for no additional charge under the terms of their Transfer Agent Agreement. All outside charges for postage, mailing service for proxy distribution, and printing of proxy solicitation materials are paid by the Company (approximately $5,000).

      This Proxy Statement and the accompanying Form of Proxy is first being mailed to Shareholders of the Company on or about May
24, 1999.

                SECURITY OWNERSHIP OF MANAGEMENT
               AND FIVE-PERCENT BENEFICIAL OWNERS

     The following table sets forth as of May 12, 1999, the name of each person who, to the knowledge of the Company, owned beneficially more than five percent of any class of the Company's voting securities outstanding as of such date, the number of shares of Common Stock owned by each such person and by each of the current directors, the most highly paid executive officers and by the current directors and executive officers of the Company as a group, the nature of such ownership, and the percentage of the outstanding shares of each class of voting securities represented thereby.




 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                               Amount and Nature of
                             Beneficial Ownership of
                                   Common Stock
 Name of Beneficial Owner   Currently           Acquirable
                            Owned (1)            within         Percent
                                                60 days         of Class
DIRECTORS AND NOMINEES FOR
DIRECTORS

Richard E. Balzhiser              0          17,000 Options          .2

William F. Griffin            8,719         117,500 Options         1.8
President, CEO and Acting                    50,000 Warrants(2)
Chairman

Norman Hackerman                403          19,000 Options          .2

Nathan P. Morton                500          19,000 Options          .2

Roger G. Musson           5,125,000(3)      875,000 Rights (4)     66.2
                                          3,000,000 Options (4)
                                             15,000 Options

James M. Rosel (5)              100          15,000 Options          .4
                                             25,003 Warrants (2)

Kamal Siddiqi             5,125,000 (6)     875,000 Rights (7)     66.2
                                          3,000,000 Options (7)
                                             15,000 Options

Clifford G. Winckless     5,125,000 (8)     875,000 Rights (9)     66.2
                                          3,000,000 Options (9)
                                             15,000 Options

OTHER EXECUTIVE OFFICERS

Michael Semmens (10)         21,115               0 (11)            1.5
Former President, CEO and                   125,000 Warrants (2)
Chairman

Gary R. Sams, Vice President      0               0 ptions (12)       0
Product Development and Research

Benny E. Jay (13)                 0          45,000 Options          .5
Executive Vice President
Chief Technical Officer

Charles L. Mathews (14)       1,667          45,000 Options          .5
Chief Engineer

ALL DIRECTORS, NOMINEES   5,161,314       3,383,000 Options (15)   65.8
FOR DIRECTOR, AND                           225,006 Warrants (16)
EXECUTIVE OFFICERS AS A
GROUP

FIVE PERCENT BENEFICIAL HOLDERS

BDM International,
subsidiary of TRW, Inc.     499,304               -                 5.1
4001 N. Fairfax Drive
Arlington  VA   22203

Corning Incorporated              0         760,000 Warrants        7.3
One Waterfront Plaza
Corning   New York
14831
                          5,125,000         875,000 (17)           66.2
Kamkorp Limited                           3,000,000 (18)
Mytchett Place, Mytchett
Surrey GU16  6DQ England


 (1)  In  each  case the beneficial owner has sole voting  and investment power except as otherwise indicated in Notes 3,4, 6, 7, 8 and 9 where the voting and investment powers are  shared.
 (2)  Acquired in Private Placement of January 1997.
 (3) Total shares owned by Kamkorp Limited of which Mr. Musson owns five percent. As five percent shareholder and director of Kamkorp Limited,
      Mr. Musson may be considered to share voting and investment powers with respect to such shares. Mr. Musson disclaims beneficial ownership of such shares.
 (4) Kamkorp Limited owns rights to purchase 875,000 shares and options to purchase 3,000,000 shares of Common Stock under the Stock Purchase Agreement. As five percent shareholder and director of Kamkorp
      Limited, Mr. Musson may be considered to share voting and investment powers with respect to such shares. Mr. Musson disclaims beneficial ownership of such shares.
 (5)  Mr. Rosel resigned as Vice President, Finance and General Counsel, in August 1998. At the time of his resignation, Mr. Rosel had been granted options to purchase 47,667 shares of common stock at an exercise price of $1.563 per share; subsequently, all such options expired unexercised under the terms and conditions of the 1996 Stock Option Plan. He was appointed to the Board of Directors in December 1998.
 (6) Total shares owned by Kamkorp Limited of which Mr. Siddiqi owns eighty-five percent. As eighty-five percent shareholder and director of Kamkorp Limited, Mr. Siddiqi may be considered to share voting and investment powers with respect to such shares. Mr. Siddiqi disclaims beneficial ownership of such shares.
 (7)  Kamkorp  Limited  owns rights to purchase 875,000  shares  and options  to  purchase 3,000,000 shares of Common  Stock  under
      the   Stock   Purchase   Agreement.  As  eighty-five   percent
      shareholder  and director of Kamkorp Limited, Mr. Siddiqi  may be  considered  to  share  voting and investment  powers  with respect  to  such  shares.  Mr. Siddiqi  disclaims  beneficial ownership of such shares.
 (8)  Total  shares owned by Kamkorp Limited of which Mr.  Winckless owns ten percent.  As ten percent shareholder and director  of
      Kamkorp  Limited,  Mr. Winckless may be  considered  to  share voting  and  investment powers with respect  to  such  shares.
      Mr. Winckless disclaims beneficial ownership of such shares
 (9)  Kamkorp  Limited  owns rights to purchase shares  875,000  and options  to  purchase 3,000,000 shares of Common  Stock  under the  Stock Purchase Agreement.  As ten percent shareholder and director  of Kamkorp Limited, Mr. Winckless may be  considered to  share  voting and investment powers with respect  to  such shares.  Mr. Winckless disclaims beneficial ownership of  such shares.
(10)  Mr.  Semmens served as President, CEO and Chairman until
      December  7,  1998, at which time he resigned.   Mr.  Semmens'
      spouse  owns  40  shares  of  stock  as  custodian  for  minor children.
(11)  At December 7, 1998, Mr. Semmens had options to purchase
      100,834  shares  under  the 1996 Stock Option  Plan  of  which
      31,667  shares  were  unvested and 69,167 shares  were  vested with an exercise price of $1.563.  Subsequent to December  31,
      1998,  Mr.  Semmens  exercised 49,167 shares  at  an  exercise
      price   of  $1.563  and  the  remaining  20,000  shares   were
      forfeited under the terms and conditions of the Plan.
(12)  Mr.  Sams  was  Vice President, Product Development  and
      Research,   at   December   31,   1998;   however,   due    to
      reorganization was terminated on January 5, 1999.  Options  to purchase  8,333  shares  were vested  of  the  25,000  options granted  to  Mr.  Sams under the 1996 Stock Option  Plan.  Mr.
      Sams  exercised 3,600 options to purchase shares on  April  1,
      1999,  and  the  remaining  4,733  options  expired  and  were forfeited as prescribed by the terms of the Plan.
(13)  At  December 31, 1998, Mr. Jay was Chief Scientist.   In
      January  1999,  the Board of Directors appointed  him  to  the
      office   of  Executive  Vice  President  and  Chief  Technical
      Officer.
(14) Mr. Mathews' spouse owns 4 shares of stock as to which shares Mr. Mathews disclaims beneficial ownership.
(15) Includes 87,500 shares of Common Stock receivable upon the exercise of options in addition to option shares shown above.
(16) Includes 40,097 shares of Common Stock receivable upon the exercise of warrants in addition to warrant shares shown above.
(17)  Includes rights to acquire shares under Stock Purchase Agreement.
(18)  Includes options to purchase shares  under Stock Purchase Agreement.

                     CHANGE IN CONTROL OF THE COMPANY

      In June 1998, the Company entered into an Agreement with Kamkorp Limited ("Kamkorp"), a company organized in England, for up to $6,000,000 of equity funding. The Agreement was structured with the intent of providing additional equity capital combined with battery orders for use in electric vehicles, neighborhood electric vehicles and other applications. The Agreement requires Kamkorp to purchase an aggregate of 6,000,000 shares of the Company's Common Stock for cash at $1.00 per share and grants Kamkorp an option to purchase an additional 3,000,000 shares of the Company's Common Stock at $1.00 per share for cash, or, with the agreement of the Company, for services. Under the terms of the Agreement, Kamkorp purchased 1,200,000 shares of the Company's Common Stock at $1.00 per share at closing on June 2, 1998. On June 16, 1998, Kamkorp purchased an additional 1,500,000 shares of the Company's Common Stock for $1,500,000. The proceeds from the June 16, 1998 sale were used to retire all Convertible Notes Payable and accrued interest owed to Corning. An additional $1,200,000 of the Company's common stock was purchased during September through December 1998 at $1.00 per share. Such payments were generally not made on the time schedule required by the Agreement. The Agreement requires, subject to certain conditions precedent, that Kamkorp purchase up to an additional $2,100,000 of the Company's Common Stock $1.00 per share at a minimum of $300,000 per month though July 1999. Kamkorp management has stated that the remaining and future purchases of Common Stock (more or less than those defined in the Agreement) will be made in the amount and timeframe they deem necessary to sustain the Company's operations and execute the business plan approved by Kamkorp rather than as defined in the schedule set forth in the Agreement. All funding to date has been provided from working capital sources of Kamkorp and it is anticipated that the continued funding under the Stock Purchase Agreement will be provided through the same source.

     In accordance with the terms of the Agreement, Kamkorp is entitled to a number of representatives on the Company's Board of Directors equal to at least one-third of the members of the Board. On June 2, 1998, Kamkorp nominated, and the Company's Board appointed, three (3) directors to the Board. At December 31, 1998, the three directors nominated by Kamkorp comprised 37.5% of the eight-member Board of Directors. As of December 31, 1998, Kamkorp held 46% of the Company's Common Stock and has the ability to obtain greater than 50% of the outstanding Common Stock of the Company on a fully-diluted basis under the terms of the Agreement and to ultimately have control of the Company's Board of Directors. As of Record Date, Kamkorp held 52.7% of the outstanding Common Stock of the Company. Additionally, the Company must obtain express approval of Kamkorp for all important management policies and decisions, which include the following:

     a. the issuance of Common Stock or any security which provides for the right to acquire Common Stock, or any other capital stock of the Company;
     b. overall policy decisions relating to business direction and manufacturing capacity;
     c. any agreement or commitment that materially affects or modifies the intellectual property owned by the Company;
     d. approval of the annual operating budget, capital budget, overhead budgets and business plans of the Company;
     e. approval  of  any merger, consolidation,  partnership  or joint venture;
     f. approval of transfer of any assets of the Company with a fair market value greater than $100,000;
     g. incurring indebtedness for borrowed money, granting any material pledge or security interest in the assets of the Company;
     h. increasing the size of the Company's Board of Directors;
     i. amending  the  Company's Certificate of Incorporation  or
        Bylaws;
     j. entering into any transaction involving an amount greater than, or having a value in excess of $100,000 or involving a term of commitment for more than 12 months; and
     k. other various management policies and decisions.

     As of May 12, 1999, Kamkorp is the record owner of 5,125,000 shares or 52.7 % of the Company's 9,721,631 outstanding shares of Common Stock and, including options to purchase Common Stock, the beneficial owner of 9,000,000 shares or in excess of 66% of the Company's Common Stock (assuming purchase of the full 6,000,000 shares available under the Agreement and full exercise of the option to purchase 3,000,000 shares). The Company granted Kamkorp demand and piggyback registration rights with respect to such shares. Kamkorp has not yet requested registration.

                             ITEM 1

                      ELECTION OF DIRECTORS

   The Company has a Board of Directors consisting of eight members serving staggered terms. The terms of directors Norman Hackerman and Roger G. Musson will expire at the 1999 Annual Meeting and accordingly, two directors are to be elected at such meeting. The Nominating Committee of the Board of Directors has nominated Dr. Hackerman and Mr. Musson for reelection as directors. The nominees receiving the greatest number of votes will be elected directors of the Company to serve until the Annual Meeting of Shareholders to be held in 2002, and until their respective successors shall have been elected and shall have qualified, or their respective terms of office shall have been otherwise terminated as provided in the Bylaws.
   The following table sets forth certain information as to the directors and nominees for director and the executive officers of the Company.

Name and Offices             Principal Occupation during          Term to Expire
Held with the Company   Age  Past Five Years               at Annual Meeting in

Richard E. Balzhiser     66  Director, Electrosource, Inc.,             2000
Director                     1997 to Present; 1996-Present,
                             President Emeritus, Electric
                             Power Research Institute (EPRI);
                             1988-1996, President and CEO,
                             EPRI; 1996-Present, Director,
                             Houston Industries.

William F. Griffin       51  President, Chief Executive Officer         2001
President, Chief             and Chairman of the Board (Acting),
Executive Officer and        Electrosource, Inc., December 1998
(Acting) Board Chairman      to present; Executive Vice President/
                             Marketing, April 1996 to December 1998;
                             Vice President, 1990-1995, COMPUSA

Norman Hackerman         87  Director, Electrosource, Inc., 1993 to     1999
Director                     present; Chairman, Scientific Advisory
                             Board, Robert A. Welch Foundation, for
                             more than five years; Director,
                             American General Portfolio Fund, for
                             more than five years.

Nathan P. Morton         50  Director, Electrosource, Inc., 1995        2000
Director                     to present; Senior Partner, Channel
                             Marketing Corporation, 1996-present;
                             Co-Chairman/Chief Executive Officer,
                             Computer City, Inc., 1996-1998;
                             President and Chief Executive Officer,
                             Open Environment Corporation, 1994-1996;
                             Chairman, President, and Chief Executive
                             Officer, COMPUSA, 1989-1993.

Roger G. Musson          49  Director, Electrosource, Inc., June        1999
Director                     1998 to present; Director and
                             Secretary, Kamkorp Ltd., 1997 to
                             Present; Director and Secretary,
                             Frazer-Nash Research Ltd., 1997 to
                             Present; Director and Secretary,
                             Frazer-Nash Engineering Technology Ltd.,
                             1998 to Present; Director and Secretary,
                             Frazer-Nash International  Ltd., 1999 to
                             Present; Director and Secretary, Kamkorp
                             Investments Ltd., 1997 to Present;
                             Financial Controller, Vickers PLC,
                             1987-1997.

James M. Rosel           50  Director, Electrosource, Inc., December    2001
Director                     1998 to Present; Sr. Vice President
                             and General Counsel, Garland Broadcast
                             Investors, Inc. dba KADCO Systems,
                             November 1998 - present; Director,
                             Global Ticket Exchange, September 1998
                             - present; Vice President, Finance and
                             General Counsel, Electrosource, Inc.,
                             1994 to September 1998; Vice President
                             and Secretary, Nord Pacific Ltd., 1990-
                             1994.

Kamal Siddiqi            46  Director, Electrosource, Inc., June        2001
Director                     1998 to present; Director, Kamkorp Ltd.,
                             1992 to Present; Director, Frazer-
                             Nash Research Ltd., 1992 to Present;
                             Director, Frazer-Nash Engineering
                             Technology Ltd., 1998 to Present;
                             Director, Frazer-Nash International
                             Ltd., 1992 to Present; Director, Kamkorp
                             Investments Ltd., 1997 to Present.

Clifford G. Winckless    51  Director, Electrosource, Inc., June        2000
Director                     1998 to Present; Director, Kamkorp
                             Ltd., 1994 to present, Secretary 1995
                             to 1997; Director, Frazer-Nash
                             Research Ltd., 1993 to Present,
                             Secretary 1995 to 1997; Director,
                             Frazer-Nash Engineering Technology
                             Ltd., 1998 to Present; Director,
                             Frazer-Nash International Ltd.,
                             1993 to Present, Secretary, 1995
                             to 1999; Director, Kamkorp Investments
                             Ltd., 1997 to Present; Director,
                             Molegate Ltd., 1994 to Present.

EXECUTIVE OFFICERS

Benny E. Jay             60  Executive Vice President-Chief Technical Officer,
Executive Vice President     January 1999 to Present; Chief Scientist,1998-1999;
                             Marketing Director - Europe, 1997-1998; Chief
                             Scientist, 1994-1997, Electrosource, Inc.

Charles L. Mathews       63  Chief Engineer, Electrosource, Inc., 1997-
Chief Engineer               present; Consultant to Electrosource, Inc.
                             1995-1997; President of CEO, Bastrop Metal
                             Products, Inc., 1995-present; Chief Scientific
                             Officer, Electrosource, Inc., 1992-1994.


  The members of the Board of Directors hold office for staggered three-year terms, until their successors are elected or until their earlier death, resignation or removal. Dr. Richard E. Balzhiser was appointed to the Board in March 1997. Mr. Griffin was appointed to the Board in December 1998 to fill a newly-created position on the Board with a term expiring at the Annual Meeting of 2001. Dr. Hackerman was appointed to fill the vacancy created by the resignation of Donald S. Thomas effective September 1, 1993. Previously, Dr. Hackerman was a director of the Company from 1988 until 1991 with his current term expiring with the Annual Meeting of Shareholders to be held on June 22, 1999. The Nominating Committee has nominated him for reelection. Mr. Nathan P. Morton was appointed to the Board in June 1995. Under the terms of the Stock Purchase Agreement with Kamkorp, Messrs. Musson, Siddiqi, and Winckless were appointed to the Board effective as of June 2, 1998, to terms expiring at the Annual Meetings for the years 1999, 2001, and 2000, respectively. The Nominating Committee has nominated Mr. Musson for reelection. Mr. Rosel was appointed to fill the vacancy created by the resignation of Charles L. Mathews effective December 23, 1998.

  See "Change in Control of the Company."

   Mr. Sams was appointed as Vice President, Contracts and Programs, on August 26, 1997. On January 5, 1999, Mr. Sams was terminated as a result of reorganization; however, as of December 31, 1998, he was serving the Company in the capacity of Vice President and General Manager.

  Mr. Nathan Morton, Director, and Mr. William Griffin, President and Chief Executive Officer and Acting Chairman of the Board, are related as brothers-in-law.

Committees of the Board of Directors

   The Board of Directors held nine meetings and gave one written consent during the year ended December 31, 1998. Each of the members of the Board of Directors attended at least 75 percent of the number of meetings of the Board and of each committee on which he served during 1998.

   The  Company's  Board of Directors has five  committees:   the
Audit  Committee, the Executive Committee, the Finance Committee,
the   Nominating  Committee  and  the  Compensation/Stock  Option
Committee.

   The Audit Committee acts as a liaison between the Company's Board of Directors and the Company's independent certified public accountants. The Audit Committee meets periodically with the accountants to review the Company's accounting and reporting practices and its accounting and financial controls. Upon the expiration of his term on May 20, 1998, Mr. Wilson left the Audit Committee. From August 18, 1998 until November 3, 1998, the members of the Audit Committee were Messrs. Williamson, Mathews and Musson. On November 3 , Mr. Williamson resigned. At such time, the Audit Committee consisted of Messrs. Mathews and Musson. Mr. Mathews resigned as a Director and a Audit Committee member as of December 14, 1998. At December 31, 1998, Mr. Musson remained as a member of the Audit Committee; subsequently, Mr. Rosel and Dr. Hackerman have been appointed to serve on this Committee. The Audit Committee met two times during the year ended December 31, 1998.

   The Executive Committee has the authority to act in behalf of the Board of Directors at such times, as the Board is not in session except in regard to certain matters with respect to which its authority is limited by Delaware corporate statutes. Messrs. Semmens and Mathews and Drs. Graham and Hackerman comprised the membership of the Executive Committee until the resignations of Mr. Semmens as of December 7, Mr. Mathews as of December 14, and Dr. Graham effective November 20, 1998. At December 31, 1998, the Executive Committee was composed of Dr. Hackerman and Mr. Siddiqi; subsequently, Mr. Griffin has joined the Committee as President of the Company. The Executive Committee had no meetings during the year ended December 31, 1998.

    The Finance Committee periodically reviews and makes recommendations to the Board of Directors with respect to the capital structure of the Company and the Company's commercial and investment banking relationships. The members of the Finance Committee were Messrs. Morton and Wilson and Drs. Balzhiser and Graham. Upon the expiration of his term, Mr. Wilson left the Finance Committee, as did Dr. Graham with his resignation as of November 20. As of December 31, 1998, the Finance Committee was comprised of Messrs. Morton, Musson and Siddiqi. There were three formal meetings of the Finance Committee during the fiscal year 1998; however, on numerous occasions the entire Board acted in such capacity.

   The Nominating Committee recommends to the Company's Board of Directors candidates for election as directors of the Company. Upon his resignation, Mr. Williamson left the Nominating Committee, which consisted of Dr. Balzhiser and Messrs. Morton and Williamson. As of December 31, 1998, the Nominating
Committee consisted of Dr. Balzhiser and Mr. Winckless; subsequently, Dr. Hackerman has been appointed to serve on this Committee. The Nominating Committee met two times during the year ended December 31, 1998. The names of potential director candidates are drawn from a number of sources, including recommendations from members of the Board, management, and Shareholders. Shareholders wishing to recommend director nominees should submit name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named herein. The Restated Certificate of Incorporation requires that any such nominations be directed to the corporate secretary in writing not less than sixty days prior to the scheduled date of the meeting by a Shareholder of record, accompanied by the consent of the person nominated to serve if elected.

   The Compensation/Stock Option Committee makes recommendations to the Company's Board of Directors regarding compensation of the Company's officers, and is responsible for the administration of the Company's stock option plan. The members of the Compensation/Stock Option Committee were Directors Graham, Hackerman, Williamson, and Gjelde until such times as Dr. Graham and Messrs. Williamson and Gjelde resigned. The Compensation/Stock Option Committee held two meetings and gave two written consents during 1998. At December 31, 1998, the committee was composed of Dr. Hackerman and Mr. Winckless; subsequently, Mr. Rosel and Dr. Balzhiser have been appointed to the Committee with Mr. Winckless serving in a non-voting capacity

Section 16(a) Beneficial Ownership Reporting Compliance

   Section  16(a)  of the Securities Exchange Act  of  1934  (the
"Exchange Act") requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Officers, directors and greater than 10 percent Shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, the Company believes that during 1998, its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them.

Compensation of Executive Officers, Directors and Certain
Other Highly Paid Persons Who are not Executive Officers

   The following tables set forth the cash and non-cash compensation paid during the fiscal year ended December 31, 1998 to the Chief Executive Officer of the Company, to each other executive officers and to certain other highly paid persons of the Company earning in excess of $100,000 during 1998:

                   SUMMARY COMPENSATION TABLE

                                                       Long-Term Compensation(1)
                                                               Awards         Payouts
                          Annual Compensation
                                               Other   Restricted Securities        All Other
                                               Annual      Stock  Underlying  LTIP  Compen-
Name and Principal                            Compen-     Award(s) Options/ Payouts sation
Positionon (2)        Year Salary($) Bonus($) sation($)(3)    $    SARs(#)    ($)     ($)
William R. Griffin    1998  154,689                2,446            52,500(4)      19,327(6)
President, CEO and    1997  146,385                2,339            17,500(5)      38,838(7)
Acting Chairman       1996  111,323                1,112            35,000(5)      36,000(8)

Gary R. Sams          1998  120,250                  851            25,000(4)      18,786(10)
Vice President,       1997   38,048                    0            25,000(5)       3,296(11)
General Manager

Benny E. Jay          1998  111,692                1,100            30,000(4)
Chief Scientist       1997  107,308                1,069            10,000(5)
                      1996  100,965                1,008            13,166(5)

Michael G. Semmens    1998  155,966                2,409           100,834(4)
Former President,     1997  205,962                2,361            25,000(5)
                                                                   125,000(6)
CEO and Chairman      1996  176,923                1,769            28,334(5)

James M. Rosel        1998  112,841                1,693            47,667(4)
Former Vice President 1997  134,384                1,988            17,500(5)
Financial and                                                       25,003(6)
General Counsel       1996  110,704                1,107            18,000(5)

Charles L. Mathews    1998  121,640                    0            50,000(4)
Chief Engineer        1997   91,025                    0            15,000(5)
                      1996        0                    0            26,166(5)

(1)  The  Company  has  made no  restricted  stock
     awards and has no long-term incentive plans.
(2) No executive officer serving during 1998 (other than officers shown in table) earned in excess of $100,000 in annual salary and bonus in 1996 1997 or 1998.
(3) All of the amounts shown were received as a Company contribution under the 401(k) plan which is available to all employees of the Company and is paid as a uniform percentage of the amount of employee contribution.
(4) Reflects options to purchase stated number of shares of Common Stock granted during prior years and regranted or repriced during 1998. No additional options to purchase were granted to listed individuals during 1998.
(5) Reflects options to purchase stated number of shares of Common Stock granted during respective years.
(6) Includes $16,041 reimbursement for travel between residence and place of business and $3,286 reimbursement for lodging, local transportation and miscellaneous expenses for 1998.
(7) Includes $31,780 reimbursement for travel between residence and place of business and $7,058 reimbursement for lodging, local transportation and miscellaneous expenses for 1997.
(8) Mr. Griffin was paid as a consultant to the Company for the period of January 1 through March 25, 1996, at which time he became an employee.
(9) Includes $28,122 reimbursement for travel between residence and place of business and $14,593 reimbursement for lodging, local transportation and miscellaneous expenses for the period from March 25 through December 31, 1996.
(10) Includes $10,599 reimbursement for travel between residence and place of business and $8,187 reimbursement for lodging, local transportation and miscellaneous expenses for 1998.
(11) Mr. Sams was appointed as a Vice President on August 26, 1997, at an annual salary of $125,000 but earned $38,048 for the portion of 1997 he was employed. $3,296 was paid by the Company for Mr. Sams for travel between residence and place of business as well as other miscellaneous expenses.

  William F. Griffin was hired as Executive Vice President in March 1996 with a base salary of $144,000 and was provided a Letter of Employment Agreement that provides for a severance payment of three months salary and benefits in the event of his termination by the Company without cause. This Agreement was superseded by the Severance Agreement dated May 1998. Mr. Griffin was appointed as Acting President and Chief Executive Officer as of December 23, 1998, at a salary of $200,000. This appointment was finalized by confirmation of Mr. Griffin as President and Chief Executive Officer by the Board of Directors effective January 15, 1999.

  On August 13, 1997, the Board of Directors authorized the execution of Severance Agreements with eight key executive and/or technical personnel in the event of a Change in Control of the Company. Such Severance Agreements provided for compensation to the respective employee in the event the individual's job were materially changed or lost, other than for cause, as a result in Change in Control of the Company. Change in Control is defined to occur upon any of the following: acquisition of 30 percent or more of the voting securities of the Company by a person or beneficial owner, a change in the majority representation of the Board currently serving (including any new director nominated or appointed by the Board), a merger or consolidation of the Company with any other corporation except for one in which the shareholders of the Company prior to the transaction maintain voting control of the resulting entity, or approval by the stockholders of the Company of a plan for the sale or disposition by the Company of all or substantially all the Company's assets other than a sale or disposition by the Company of such assets to an entity at least seventy-five percent of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. In the event of such a Change in Control, if the employee's job were materially changed or lost for reasons other than cause, the employee would be entitled to a lump sum payment equal to two-years' salary and the immediate vesting of all stock options. Additionally, if there were a Change in Control and no change were made in the employee's job, the employee could voluntarily leave the Company after one year from the Change in Control and receive a lump sum payment of one year's salary. These
Agreements were to expire January 1, 2000, with provisions to extend the term in certain events. The August 1997 Severance Agreements were replaced and superseded by Agreements dated May 1998 which altered the terms as follows: Monthly salary until new employment is secured, but in no event for longer than six months and payment by the Company of six months insurance premiums. Original agreements were executed with the following individuals: Ajoy Datta, William F. Griffin, Benny E. Jay, Mary Beth Koenig, Charles L. Mathews, Chris Morris, James M. Rosel, and Michael G. Semmens. Mr. Gary P. Sams was included in those executing the Severance Agreement dated May 1998.

     The Company terminated the employment of Gary Sams, Vice President, Product Development and Research, in January 1999. On March 10, 1999, Mr. Sams filed an action in the 207th Judicial District Court (Hays County, Texas), claiming that he is entitled to compensation under a Severance Agreement entered into between the Company and Mr. Sams in May 1998. The suit seeks damages representing, in summary, compensation at his initial salary rate for the period of time that Mr. Sams remains unemployed, the amount of premiums paid for health and group life insurance coverage, housing costs and attorneys fees. The Company disputes the claim for damages and will vigorously defend the action. No liability has been recorded in the financial statements at December 31, 1998 for this uncertainty as management is unable to determine the likelihood of an unfavorable outcome of this matter or to estimate the amount or range of potential loss should the outcome be unfavorable.

  Mr. Chris Morris resigned from the Company in July 1998. Mr. Morris was reemployed as Chief Engineer at a salary of $115,000 annually and in January 1999, the Board of Directors appointed him to the office of Vice President, Chief Operating Officer. Under the terms of the Severance Agreements, Mr. Morris forfeited his right to severance upon his resignation. It was not reinstated at his reemployment.
_________________________________________________________________
  The following table sets forth certain information concerning options/SARs granted during 1998 to the named executives:

              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                 Potential Realizable
                                                                    Value at Assumed
                                                                     Annual Rates of
                                                                        Stock Price
                                                                     Appreciation for
                      Individual Grants                                 Option Term
                               % of Total
                    Number of    Options/
                   Securities       SARs
                   Underlying   Granted to  Exercise or
                  Options/SARs Employees in  Base Price  Expiration
    Name            Granted    Fiscal Year  ($/Share)(1)    Date     5%($)    10%($)
William F. Griffin    52,500(2)     8.7        $1.563    8/18/2008   51,605  130,778

Michael G. Semmens   100,834(3)    16.7        $1.563    8/18/2008   99,116  224,551

Gary R. Sams          25,000(2)     4.1        $1.563    8/18/2008   24,574   62,275

Benny E. Jay          30,000(2)     5.0        $1.563    8/18/2008   29,488   74,730

James M. Rosel        47,667(4)     7.9        $1.563    8/18/2008   46,855  118,739

Charles L. Mathews    50,000(2)     8.3        $1.563    8/18/2008   49,148  124,551

(1) The exercise price of all options is equal to the market price of the Common Stock as of the date of grant.
(2) Reflects options to purchase stated number of shares of Common Stock granted during prior years and regranted or repriced during 1998. No additional options to purchase were granted to listed individuals during 1998.
(3) At December 7, 1998, Mr. Semmens had options to purchase 100,834 shares under the 1996 Stock Option Plan of which 31,667 shares were unvested and 69,167 shares were vested with an exercise price of $1.563. Subsequent to December 31, 1998, Mr. Semmens exercised 49,167 shares at an exercise price of $1.563 and the remaining 20,000 shares were forfeited under the terms and conditions of the Plan.
(4) At the time of his resignation Mr. Rosel had been granted options to purchase 47,667 shares of common stock at an exercise price of $1.563 per share; subsequently, all such options expired unexercised under the terms and conditions of the 1996 Stock Option Plan.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR END OPTION/SAR VALUES
                                                 Number of Securities
                                                      Underlying     Value of Unexercised
                                                     Unexercised        In-the-Money
                                                   Options/SARs at     Options/SARs at
                                                   Fiscal Year-end     Fiscal Year-end
                 Shares Acquired                         (#)                 ($)
                   on Exercise   Value Realized    Exercisable(E)/     Exercisable(E)/
     Name              (#)            ($)        Unexercisable(U)(1)  Unexercisable(U)(2)
William F. Griffin      0              0                   0 (E)          (3)
                                                      52,500 (U)

Michael G. Semmens(4)   0              0

Gary R. Sams            0              0                   0 (E)          (3)
                                                      25,000 (U)

Benny E. Jay            0              0                   0 (E)          (3)
                                                           0 (U)
James M. Rosel(5)       0              0

Charles L. Mathews      0              0                   0 (E)          (3)
                                                      50,000 (U)

(1) Because the outstanding options under the 1996 Stock Option Plan were regranted or repriced on August 18, 1998, the six month holding period required under the Plan did not expire until after the close of the fiscal year therefore all such options are reflected above as unexercisable at yearend..
(2) Based on the $.625 per share market price of the Common Stock as reported on NASDAQ as of December 31, 1998, (last market day of year).
(3)  Option price exceeded the market price at December 31, 1998.
(4)  Mr. Semmens resigned as of December 7, 1998.
(5)  Mr. Rosel resigned as of August 31, 1998.

                    Ten-Year Option/SAR Repricing
                                         Market                              Length of
                            Number of   Price of       Execise                Original
                           Securities   Stock at      Price at               Option Term
                           Underlying    Time of       Time of               Remaining
                          Options/SARs Repricing or   Repricing or   New      at Date of
                          Repriced or   Amendment     Amendment   Exercise  Repricing or
    Name            Date   Amended(#)      ($)           ($)       Price($)   Amendment
William F. Griffin  8/18/98   28,000     1.563          11.60       1.563     7 yrs 7 mos
President, CEO      8/18/98    7,000     1.563           5.28       1.563     8 yrs 2 mos
and Chairman        8/18/98   17,500     1.563           6.938      1.563     8 yrs 10 mos

Michael G. Semmens  8/18/98   47,500     1.563          35.00       1.563     5 yrs 10 mos
Former President,   8/18/98    3,334     1.563          12.50       1.563     7 yrs 6 mos
CEO and Chairman    8/18/98   25,000     1.563           5.28       1.563     8 yrs 2 mos
                    8/18/98   25,000     1.563           6.938      1.563     8 yrs 10 mos

Gary R. Sams        8/18/98   25,000     1.563           6.50       1.563     9 yrs 1 mo
Vice President,
Product Development
and Research

Benny E. Jay        8/18/98    3,834     1.563          10.60       1.563     5 yrs 6 mos
Executive Vice      8/18/98    3,000     1.563          33.75       1.563     6 yrs 9 mos
President           8/18/98   13,166     1.563           5.28       1.563     8 yrs 2 mos
                    8/18/98   10,000     1.563           6.938      1.563     8 yrs 10 mos

James M. Rosel      8/18/98    5,000     1.563          36.25       1.563     5 yrs 11 mos
Director, Former    8/18/98    5,000     1.563          35.00       1.563     6 yrs 3 mos
Vice President,     8/18/98      500     1.563          33.75       1.563     6 yrs 9 mos
Finance and General 8/18/98    1,667     1.563          12.50       1.563     7 yrs 6 mos
Counsel             8/18/98    9,500     1.563          11.60       1.563     7 yrs 7 mos
                    8/18/98    8,500     1.563           5.28       1.563     8 yrs 2 mos
                    8/18/98   17,500     1.563           6.938      1.563     8 yrs 10 mos

Charles L. Mathews  8/18/98    5,834     1.563          10.60       1.563     5 yrs 6 mos
Chief Engineer      8/18/98    3,000     1.563          33.75       1.563     6 yrs 9 mos
                    8/18/98   26,666     1.563           5.28       1.563     8 yrs 2 mos
                    8/18/98   15,000     1.563           6.938      1.563     8 yrs 10 mos

   See "Compensation Committee Report on Executive Compensation" for discussion of repricing of options.

   The Company's directors are not paid any fee for attendance at Board or Committee meetings; however, they are reimbursed for expenses incurred in attending Board or Committee meetings including travel costs. Directors and members of Committees of the Board who are employees of the Company are not separately compensated for their Board and Committee activities.

  Pursuant to the Company's 1996 Stock Option Plan, each director of the Company that is not an employee or officer of the Company receives a one-time grant of options to purchase 15,000 shares of Common Stock at the time such person becomes a director. All options are exercisable at six months from the date of grant under the 1996 Stock Option Plan In addition, each director will be awarded 2,000 shares annually commencing with the second anniversary of the date on which the director joined the Board. Directors of the Company that are also employees or officers of the Company are eligible for grants of options under the Company's 1996 Stock Option Plan; the number of options granted and the vesting schedule of such options are determined by the Company's Compensation/Stock Option Committee. The exercise price of each option granted under the plan is not less than the market price of the Common Stock at the date of grant.

Compensation Committee Interlocks and Insider Participation.

   At December 31, 1998, the Company's Compensation/Stock Option Committee consisted of Dr. Hackerman and Mr. Winchless. Dr.
Graham and Messrs. Williamson and Gjelde also served on the committee during 1998. None of these current and former committee members is or has been an officer or employee of the Company.

   Mr. Winckless is a Director of Kamkorp, Limited, and other companies within the Kamkorp group. See "Certain Relationships and Related Transactions", below, for a description of certain relationships and transactions between the Company and such entities.

  Each of the members of the Compensation/Stock Option Committee has received options to purchase 15,000 shares of Common Stock under the Company's 1996 Stock Option Plan. Under the 1996 Stock Option Plan, each director automatically receives an additional grant of 2,000 shares annually commencing with the second anniversary of his initial election.

Certain Relationships and Related Transactions

Transactions with Kamkorp, Limited

   During 1998, Kamkorp Limited., a private company located in Great Britain, acquired a controlling stock interest in the Company. See "Change in Control" above. Messrs. Siddiqi, Musson and Winckless, directors of the Company are directors and holders of all the shares of Kamkorp Limited. As holder of an 85% interest in Kamkorp Limited, Mr. Siddiqi serves as a Director and Chairman; Mr. Winckless with a 10% interest serves as Managing Director, and Mr. Musson with a 5% interest serves as Finance Director.

   During 1998, the Company received a purchase order for 5,800 batteries for delivery during the second half of 1998 from Electrosource International Limited ("EIL"), a newly-formed distribution company 100% owned by Kamkorp. EIL, in turn, received a purchase order for 5,800 batteries from Perusahaan Otomobile Elektric (Malaysia) Sdn. Bhd. ("POEM"), an emerging Malaysian joint venture company in which Kamkorp affiliates hold a significant minority interest, engaged in the production of electric vehicles developed by companies within the Kamkorp group.

   As of December 31, 1998, Electrosource had delivered 2,062 batteries under the purchase order; no deliveries have been made in 1999. The Company is in the final round of negotiations on the terms of a purchase order for 8,000 batteries from EIL for delivery beginning during the second half of 1999. The order replaces the previous order for 5,800 batteries. EIL took delivery of 2,062 batteries under the previous order and made a $507,500 down payment equal to fifty percent of the purchase price of the entire order. The Company will retain the entire amount paid under the previous order. If finalized, the new order will therefore represent 4,262 net new batteries ordered, given the undelivered portion of the previous order, which has now been cancelled.

Contract with Bastrop Metal Products

   Mr. Charles L. Mathews, who resigned as a director as of December 14, 1998, is the sole owner, director and officer of Bastrop Metal Products, Inc. In November 1995, a Development Agreement and Agreement for Purchase of Machinery and Supplies between the Company and Charles L. Mathews was executed under which Mr. Mathews contracted to manufacture and provide to the Company coextruders for use in present and anticipated Company production facilities at a set price per single head coextruder. The Agreement provides that the Company will advance 50 percent of anticipated construction cost of each coextruder. In addition, Mr. Mathews agrees to develop certain other equipment to be utilized in the Company's manufacturing operations. The Company will own all intellectual property rights as well as all engineering drawings to this equipment. Under this Agreement, the Company has not made any disbursements in 1998. The Company has made no advances for construction costs for a coextruder. The Company purchased certain raw materials from Bastrop Metal Products, Inc. in the amount of $44,000 in 1998. In December 1996, the Company entered into an agreement with Bastrop Metal Products for the lease of warehouse space for storage purposes. In addition, the Company has leased approximately 4,000 square feet from Bastrop Metal Products for a monthly cost of $400 and paid $4,800 under such agreement during 1998.

Participation in Equity Placement

   In January 1997 certain of the Company's executive officers participated as purchasers in a private placement of the Company's common stock. The terms of the offering called for the sale of shares of common stock at a price, payable in cash, of $6.56 per share. Purchasers in the offering received one warrant to purchase an additional share of common stock at an exercise price of $7.56 per share for each dollar invested in common stock at the closing of the offering. All warrants expire in January 1999. As of August 18, 1998, the Board of Directors approved the repricing of the warrants to $1.00 over the market price of $1.563 on that date as well as an extension of the expiration date to January 2004.

Compensation Committee Report on Executive Compensation.

   During fiscal 1998, executive compensation consisted of  three
components:   (a) base pay; (b) year-end bonus;  and  (c)  awards
under the Company's Stock Option Plans (the "Plans").

Total Cash Compensation. As a part of additional cost containment efforts, in December 1997 the Compensation Committee made the recommendation to accept, and the Board of Directors unanimously approved, a voluntary salary reduction program ranging from eight to twenty-nine percent for executive officers and non-executive officers to become effective January 5, 1998, with reinstatement of full salaries at the discretion of the Board at such time as financial conditions permit. To date none of the salary reductions have been reinstated; however, with the resignation of the President and Chief Executive Officer and the assumption of such duties and responsibilities by Mr. Griffin, his salary was increased from $144,000 annually as Executive Vice President - Marketing to $200,000 annually as President and Chief Executive Officer.

   The Committee currently continues consideration of a plan linking the performance of each executive to the amount of compensation paid to such executive. The Compensation Committee reserves the right to make some subjective judgments in assessing compensation relative to an individual executive's contribution to the overall performance of the Company.

Year-end Bonus. Year-end bonuses of less than $1,200 are determined by management. A bonus for any employee in excess of $1,200 must be approved by the Compensation Committee. The Compensation Committee authorized no bonuses during 1998 for any employee.

1996 Stock Option Plan. The 1996 Stock Option Plan was approved by the Board of Directors in August of 1996, and approved by Shareholders at the 1997 Annual Meeting. Under the 1996 Stock Option Plan, all outstanding options under the various previous plans then in place were aggregated under the 1996 Plan, and all the other plans were terminated. The Compensation Committee recommended, and the Board of Directors approved, an award of additional shares to selected executives based upon the ability of such individuals to impact the long-term success of the Company.

   On August 18, 1998, the Committee approved reducing the exercise price of options granted prior to such date to a price equal to the current market price of the Common Stock on that date, $1.563 per share. By August 1998, the price of the Common Stock had fallen considerably below the exercise prices for all options granted by the Company to key employees and officers during 1996 and 1997. As a result the Committee believed the value of such options under the 1996 Stock Option Plan had eroded to such an extent that the intended incentive to such employees was no longer meaningful. The Committee believes that by repricing the options previously granted under this Plan, the Company has restored the incentive value for those employees. In each case, the options granted in replacement of previously granted options were made with an exercise price equal to the fair market value of the Common Stock on August 18, 1998. The number of shares subject to exercise, the vesting periods and the terms remain unchanged by the replacement options. The options granted to directors not otherwise employees and to consultants were not repriced.

Compensation of CEO and President. Michael G. Semmens was hired to be the President and Chief Executive Officer of the Company in June of 1994. Mr. Semmens resigned from that position as of December 7, 1998, and Mr. Griffin was appointed to fill these positions on an acting basis.

   The above recommendations were approved by the following non employee directors who comprised the Compensation Committee for the period shown:

May 1998/November 1998        William R. Graham, Earl E.  Gjelde,
                    Norman Hackerman, and Richard S. Williamson
November   1998-Present                  Norman   Hackerman   and
Clifford Winckless


Comparative Performance of Company's Securities


                      1993     1994     1995     1996     1997     1998
NASDAQ Stock        100.000   97.752  138.256  170.015  208.580  293.209

Electronic          100.000  110.490  182.994  316.463  331.744  512.867
Components
Electrosource       100.000   72.059   33.824   14.633    5.588    1.471

Divided by 12/31/93 1.00000  0.97752  1.38256  1.70015  2.08580  2.93209

CRSP Total Return   249.861  244.244  345.448  424.801  521.159  732.615

Divided by 1993     1.00000  1.10490  1.82994  3.16463  3.31744  5.12867

Electronic Comp     372.156  411.197  681.024 1177.737 1234.605 1908.666
Index

Divided by 1993     1.00000  0.72059  0.33824  0.14633  0.05588  0.01471

ELSI - Close on      42.500   30.625   14.375    6.219    2.375    0.625
Dec. 31st

   The above chart presents the total shareholder return with respect to the Company's Common Stock for each of the last five years, compared to the total return over the same period of (i) all NASDAQ U.S. stocks and (ii) all NASDAQ electronic components stocks. Shareholder return for a given year is measured by dividing dividends paid during the year plus the difference between the Company's share price at the end and the beginning of the year by the average of the bid and asked prices of a share of the Company's Common Stock as of the beginning of the year; dividends are not a factor in the computation of the Company's total return since the Company paid no dividends during the periods presented. Closing prices at the end of each year have been compared to the beginning index value, with cumulative returns for each subsequent year measured as a change from that base.



                             ITEM 2

         PROPOSAL CONCERNING NEW 1999 STOCK OPTION PLAN

Material Features of the 1999 Stock Option Plan

   The Plan provides for the grant of options to purchase Common Stock. Options granted under the Plan may be incentive stock options ("ISO's") meeting the requirements of section 422 of the Internal Revenue Code (the "Code") or non-qualified stock options ("non-qualified options") that do not meet such requirements. The following summary describes the principal features of the Plan. There are no outstanding grants of options to purchase under the 1999 Stock Option Plan and it is not anticipated that the implementation of the 1999 Stock Option Plan will have any effect upon the 1996 Stock Option Plan.

   Covered Shares. A maximum 1,000,000 shares of Common Stock, $1.00 par value, may be issued pursuant to options granted under the Plan. The Plan provides for adjustments in the number of shares subject to the Plan and issuable pursuant to options granted under the Plan in the event of stock dividends or stock splits or combinations, and for adjustments in the case of recapitalization, merger or sale of the assets of the Company. If any option granted under the Plan expires or terminates without having been exercised, the unpurchased shares subject to the option will become available for further option grants.

   Administration and Eligibility. The Plan is administered by the Company's Compensation/Stock Option Committee (the "Committee"), which is composed of not less than three members of the Board of Directors, each of which must be a "Non-Employee Director" (as such term is defined in Rule 16a-3 promulgated by the Securities and Exchange Commission, which provides that such persons may not be employees of or consultants to the Company and may not be engaged in related party transactions or relationships with the Company). The Committee has full authority in its discretion to determine the officers, directors, key employees, and consultants of the Company and its subsidiaries to whom Options (as defined below) shall be granted, the number of shares of Stock covered thereby and the terms and provisions thereof, subject to the Plan. The Committee's decisions are final and binding on all participants in the Plan. At March 19, 1999, 1 employee director, 7 non-employee directors, 5 officers, approximately 55 identified key employees, and 6 consultants were eligible to participate in the Plan.

   Each member of the Company's Board of Directors that is not also an employee or officer of the Corporation or an active
Director who has received the initial option to purchase 15,000 shares under this or any prior plan as of the date of the adoption of the Plan, and any person who assumes a position on the Board of Directors of the Company for the first time (whether by appointment by the Board or election) after such date who is not also an employee or an officer of the Company at the time shall, automatically and without the exercise of discretion or the requirement of any further action or authorization on the part of any person, receive an option to purchase an aggregate of 15,000 shares of the Common Stock of the Company. In addition, each non-employee director will be awarded an annual option to purchase 2,000 shares of the Common Stock of the Company;
however, in no event will a director become eligible for the annual grant prior to two full years of service on the Board of Directors. The annual option grant of 2,000 shares may be issued under this Plan or any prior plan; however, only one such grant may be made annually.

   Termination  and Amendment.  The Plan and all options  granted under the Plan will expire if the Plan does not receive Shareholder approval before March 3, 2000. If approved by the Shareholders, the Plan will terminate on March 3, 2009. Termination will not affect any option outstanding as of the date of termination. The Plan may be amended by the Board of Directors; amendments that would materially increase the benefits accruing to participants, materially increase the number of securities which may be issued, or materially modify the requirements as to eligibility for participation must be approved by the Stockholders. No amendment will affect the terms of options granted prior to the amendment.

   Terms and Conditions. Each option awarded under the Plan is evidenced by a Stock Option Agreement (an "Option Agreement") containing terms and conditions consistent with the terms of the Plan and otherwise satisfactory to the Committee. The Plan does not provide for any payment or consideration to be given to the Company for the granting or extension of any option. The purchase price of the shares of Common Stock covered by any ISO granted under the Plan must be not less than the greater of par value or fair market value of such shares as of the date of grant. ISO's may be granted to officers (including directors that are also officers) and employees of the Company only. The exercise price of non-qualified options granted under the Plan is not limited to fair market value. The options granted under this plan are exercisable for a period of ten years from the date of grant; however, no ISO option can be exercised within six months from the date of grant. The exercise price can be paid in cash, check, shares of Common Stock having a market value equal to the aggregate exercise price, or any combination of the foregoing. The Company may allow "cashless exercise" of options, whereby shares are delivered to a broker-dealer or other financial institution for the account of the option holder prior to payment by the option holder of the exercise price upon the Company's receipt  of  assurance  of payment by such  broker  or  financial institution. Options granted under the Plan must be exercised within three (3) months from the date of the option holder's termination of employment (the extent exercisable at the termination date) for any reason other than death or disability. Upon termination of employment by reason of disability, any Option held at the date of such termination may, to the extent then exercisable, be exercised within twelve months after the date of such termination. If the holder of an Option dies, any Option held at the date of death may be exercised by the holder's heirs, legatees or personal representatives within twelve (12) months after the holder's death for the full number of shares under this option not theretofore purchased at the time of death. If the holder of an Option retires at normal retirement age (age 65 or older), any Options held at the date of retirement may be exercised in full, whether or not the Options are fully vested at such time, within twelve (12) months after the holder's retirement. All Options granted under the Plan expire not later than ten years from the date of grant. Options granted under the Plan are transferable only by will or by the laws of descent and distribution, and can be exercised during the holder's lifetime only by the holder.

   Change in Capitalization; Merger; Liquidation. The number of shares of Common Stock as to which Options may be granted, the number of shares covered by each outstanding Option, and the price per share of each outstanding Option will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. If the Company is the surviving corporation in any merger or consolidation, recapitalization, reclassification
of   shares  or  similar  reorganization,  the  holder  of   each
outstanding Option will be entitled to purchase, at the same times and upon the same terms and conditions as are then provided in the Option, the number and class of shares of stock or other securities to which a holder of the number of shares of Common Stock subject to the Option at the time of such transaction would have been entitled to receive as a result of such transaction. In the event of any such changes in capitalization of the Company, the Committee may make such additional adjustments in the number and class of shares of Common Stock or other securities with respect to which outstanding Options are exercisable and with respect to which future Options may be granted as the Committee deems appropriate, subject to the provisions to prevent dilution or enlargement of rights. The optionee will have the right, immediately prior to dissolution, liquidation, merger or consolidation of the Company (to the extent the Company is not the surviving entity in such merger or consolidation), to exercise his Options in full without regard to any installment exercise provisions. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, each outstanding Option will terminate unless another corporation assumes the Option or substitutes another option in its place. In the event of a change of the Company's shares of Common Stock with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change will be deemed to be the Common Stock within the meaning of the Plan.

   Tax Consequences of Grant and Exercise. The Committee will determine, within the limits set by the Code, what portion of any award under the Plan will constitute ISO's and what portion will constitute non-qualified options. The Code provides that the aggregate fair market value (measured as of the date of grant) of stock covered by ISO's granted to any participant cannot exceed $100,000 in the year in which such ISO's first become exercisable. In addition, any ISO granted to a holder of securities representing more than ten percent of the combined voting power of all the Company's capital stock must have an exercise price not less than 110 percent of fair market value and must have a term of not more than five years. A participant in the Plan will recognize no income at the time that an ISO is granted, and the Company will obtain no tax benefit at the time of the grant. Participants receiving non-qualified options may recognize income upon grant if the exercise price of the option is less than the fair market value of the covered shares. When a non-qualified option is exercised, the holder will recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired as of the date of exercise over the option price of those shares, and the Company will receive a corresponding income tax deduction. Exercise of an ISO generally does not give rise to income on the part of the option holder or deduction on the part of the Company, although the difference between the fair market value of the shares purchased and the exercise price of such shares is taken into account by the option holder in determining alternative minimum taxable income. If an option holder sells any shares Acquired upon exercise of an ISO within two years from the date of grant of the option or within one year from the date of exercise, the option will no longer qualify for ISO treatment, and the tax treatment of exercise will be the same as that applicable to non-qualified options. Taxability of the sale of shares acquired upon exercise of options will otherwise be similar to that of any other investor in the Company's Common Stock.

  The Market Price of the Common Stock was $1.25 per share on May
12, 1999.

  Management recommends approval of the 1999 Stock Option Plan.

                             ITEM 3

                SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors of the Company has voted to appoint Ernst & Young LLP, independent auditors, to audit the accounts of the Company for the fiscal year ended December 31, 1999. A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement if desired. Such representative is expected to be available to respond to appropriate questions.

                         OTHER BUSINESS

  Management does not know of any matters to be acted upon at the Annual Meeting other than those described above.

                   VOTE REQUIRED FOR APPROVAL

   Directors will be elected by a plurality of the votes cast by holders of shares entitled to vote at the Annual Meeting. Approval of the proposed adoption of the 1999 Stock Option Plan, selection of auditors and all other matters will be decided by the affirmative vote of holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker nonvotes will not affect the election of directors. Since all other matters to be considered at the Annual Meeting require the affirmative vote of a given percentage of shares outstanding or present at the meeting, abstentions will have the effect of a vote against any matter other than the election of directors. Broker nonvotes are counted for purposes of determining the presence or absence of a quorum, but are not counted for purposes of determining the number of votes cast for or against the particular proposal for which authorization to vote was withheld. Votes will be tabulated by Harris Trust and Savings Bank.

          SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

   It is currently anticipated that the 2000 Annual Meeting of Shareholders of the Company will be held on or about May 17, 2000. Shareholder proposals to be presented at the 2000 Annual Meeting pursuant to the procedures established by Rule 14a-8 of the Securities and Exchange Commission ("Rule 14a-8") must be received in writing by the Company at its principal executive offices not later than January 15, 2000. If the date of the 2000 Annual Meeting of Shareholders is changed by more than 30 days from May 17, then shareholder proposals must be received a reasonable time before the Company begins to print and mail its proxy materials. Proposals submitted outside the procedures established by Rule 14a-8 must be received not later than February 24, 2000.

                            FORM 10-K

   The Company will, upon written request, furnish without charge to each person who was a beneficial owner of its securities on May 12, 1999, the record date for the Company's Annual Meeting, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, including financial statements and schedules, as filed with the Securities and Exchange Commission. Requests for copies of such report should be directed to the Corporate Secretary, Electrosource, Inc., 2809 Interstate 35 South, San Marcos, Texas 78666.

The date of this Proxy Statement is May 24, 1999.